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                                                                   EXHIBIT 10.13

                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT (the "First Amendment") to the EMPLOYMENT AGREEMENT (the "Agreement"), is made in New York, New York as of the 20th day of February, 2001, between Atlantic Technology Ventures, Inc., a Delaware corporation having its executive offices and principal place of business at 350 Fifth Avenue, Suite 5507, New York, New York (the "Company"), and Dr. A. Joseph Rudick, an individual currently residing at 901 Lexington Avenue, New York, New York ("Executive").

         WHEREAS, the Parties hereto entered into the Agreement dated April 10, 2000;

         WHEREAS, the Parties hereto desire to amend certain aspects of the Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

         1. As of the date hereof, Section 1 shall be amended to read in its entirety as follows:

         The term of this Agreement shall be the three-year period commencing on April 3, 2001 and ending on April 2, 2004 (the "Term").

         2. As of the date hereof, Section 2(b) shall be amended to read in its entirety as follows:

         Performance of Duties. Throughout the Term, Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the Board of Directors and serve the Company to the best of Executive's ability. Until otherwise determined by the Board of Directors, Executive shall have the title of Chief Science Officer of the Company, and in such capacity shall report to the President and Chief Executive Officer and the Board of Directors of the Company.

         3. As of the date hereof, Section 3(a) shall be amended to read in its entirety as follows:

         Base Salary. The Company agrees to pay to Executive a base salary ("Base Salary") at the annual rate of $75,000, payable in equal installments consistent with the Company's payroll practices.

         4. As of the date hereof, Section 3(c) shall be amended to read in its entirety as follows:

         Bonus, The Company shall pay to Executive an annual bonus (the "Bonus") in an amount to be determined by Compensation Committee of the Board of Directors in its discretion but in no event less than $15,000. In addition, Executive shall be entitled to participate in any bonus or other incentive programs as may be established by the Company.

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         IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.

                                           ATLANTIC TECHNOLOGY VENTURES, INC.

                                           By: /s/ Frederic P. Zotos
                                               --------------------------------
                                               Frederic P. Zotos
                                               President

                                           /s/ A. Joseph Rudick
                                           ------------------------------------
                                           Dr. A. Joseph Rudick

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